Exhibit 99.2

O-I Earnings Presentation First Quarter 2011 Owens-Illinois, Inc.

Introduction Agenda Business discussion Financial review Business outlook Concluding remarks and Q&A Presenters Regulation G The information included in this presentation regarding adjusted net earnings relates to net earnings attributable to the Company exclusive of items management considers not representative of ongoing operations does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting, budgeting and calculating bonus payments. Further, the information in this presentation regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting, and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This presentation contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to the expropriation of the Company’s operations in Venezuela, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuations in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, including natural gas prices, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, (14) the Company’s ability to further develop its sales, marketing and product development capabilities, and (15) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, and events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this presentation. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. Al Stroucken Chairman and CEO Ed White SVP and CFO

First-Quarter 2011 Results Business Discussion 1Q11: $0.47/sh EPS Higher YoY shipment and production levels Volume + 7% (acquisitions > 5%) Volumes up in all regions and end markets Higher production and capacity utilization Price / product mix essentially flat Higher costs offset benefit of additional volume Incremental cost inflation, additional OpEx Interest expense to fund acquisitions 2Q11 Business Outlook (YoY basis): Higher shipments, production and operating rates Higher costs: Accelerating cost inflation Additional OpEx, corporate and interest expense Adjusted Net Earnings Per Share (1) 1 EPS exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations, including discontinued operations, and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation. 0.48 0.47 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 1Q10 1Q11

Higher Shipments Boost Operating Rates in Most Regions Business Discussion ($ Millions) First Quarter Segment Operating Profit $56 $37 $63 $193 $37 $199 $59 $45 $71 $24 $0 $50 $100 $150 $200 Total Europe North America South America Asia Pacific 1Q 2010 1Q 2011

Stronger Volumes Offset by Higher Costs

Financial Review

	Reportable Segments		Adjusted Net
	Sales [1]	Operating Profit	Income
	($ Millions)	($ Millions)	(Non-GAAP EPS)
1Q10	**$1,537**	**$193**	**$0.48**
Price and product mix [2]	1	1	-
Sales volume	95	18	0.08
Manufacturing and delivery [3]	-	(6)	(0.02)
Operating expenses and other	-	(12)	(0.05)
Currency translation	59	5	0.02
Operational	155	6	0.03
Retained corporate costs	-	-	0.02
Net interest expense	-	-	(0.10)
Noncontrolling interests	-	-	0.02
Effective tax rate	-	-	0.01
Share count [4]	-	-	0.01
Non-Operational	-	-	(0.04)
Total reconciling items	155	6	(0.01)
1Q11	**$1,692**	**$199**	**$0.47**

1 Reportable segment sales in 1Q11 exclude $27 million of revenue, principally for the Company's global equipment sales business.
2 Contractual cost pass-through provisions conducted on a monthly or quarterly basis had an immaterial effect on sales and operating profit in 1Q11.
3 Includes approximately $49 million of cost inflation, $9 million of costs from Australia flooding, and approximately $52 million of benefits primarily from higher capacity utilization and footprint savings.
4 Primarily due to the Company's repurchase of approximately 6 million shares during 1H10.

4

Balance Sheet, Cash Flow, and Debt Maturity Financial Review Highlight of Select Balance Sheet and Cash Flow Items (1) ($ Millions) 1 All information presented is from continuing operations only. 2 Total debt less cash divided by bank credit agreement EBITDA. The 1Q11 and 1Q10 ratios were calculated excluding the impact of the discontinued Venezuelan operations. Current bank covenants require a maximum ratio of 3.95x. 3 As of March 31, 2011. Debt Maturity (3) ($ Millions) Evaluating re-financing of Bank Debt and BCA in 2Q11 given attractive interest rates $0 $250 $500 $750 $1,000 $1,250 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 A/R Securitization and other Bank Debt Senior Notes 1Q11 1Q10 Cash $430 $496 ($66) Debt $4,363 $3,466 $897 Net Debt $3,933 $2,970 $963 Net Debt to EBITDA (2) 3.0x 2.4x 0.6x Free Cash Flow ($158) ($80) ($78) Capital Expenditures ($73) ($96) $23 Restructuring Pymts ($4) ($19) $15 Asbestos Payments ($33) ($34) $1

Expect Improved Shipment Levels Business Outlook Favorable / Unfavorable Impact on Earnings Year-over-Year 2Q11 vs 2Q10 Price / Product Mix Sales Volume Cost Inflation Other Mfg and Delivery Costs Other Costs Note: All items are estimates, all estimates are approximates, estimates are subject to change throughout the year. 1 There are many factors affecting O-I’s energy costs in Europe, including natural gas, Brent crude, heavy fuel oil prices and electricity rates. This sensitivity illustrates the estimated impact of a 5% change in all significant energy indexes off of a 1Q11 average spot price base. Costs are most sensitive to natural gas which averaged €21.86/MWH in 1Q11. 2 Source: European natural gas prices cited above relate to the ENDEX TTF natural gas market. Historical TTF prices were sourced from Platts. Futures pricing can be found at the following website: www.apxendex.com/index.php?id=274. 2011 Cost Inflation Update 2011 inflation @ 1Q11 avg. energy prices: ~ $200 million Sensitive to energy, primarily European natural gas 5% in EU Nat Gas(1) ~ $7 to $10 million/yr cost Actual costs incurred lag changes in market prices European Natural Gas(2) (Avg of month end ENDEX TTF spot prices) € / MWH (Slightly higher price offset by mix) 18.83 20.22 21.86 0 10 20 30 3Q10 4Q10 1Q11

Concluding Remarks and Q&A Strategy to Drive Continued Profitable Growth in 2011 Continued acquisitions and plant expansions in attractive emerging markets Further develop our sales and marketing capabilities Drive innovation to create greater value for our customers Continue to drive further operational excellence Expect Free Cash Flow Will Improve to $300 Million in 2011 Second Quarter 2011 Earnings Dates Press release to be issued after market close Wednesday, July 27, 2011 Earnings conference call Thursday, July 28, 2011 @ 8:30am ET

Appendix

Reconciliation of GAAP to non-GAAP Items Items that management considers not representative of ongoing operations consistent with Segment Operating Profit Three months ended March 31 $ Millions, except per-share amounts 2011 2010 Earnings EPS Earnings EPS Earnings from Continuing Operations $73 $0.44 $82 $0.48 Attributable to the Company Items that management considers not representative of ongoing operations consistent with Segment Operating Profit Charges for restructuring $6 0.03 Adjusted net earnings $79 $0.47 $82 $0.48 Diluted shares outstanding (millions) 166.1 170.7

Free Cash Flow (1) Free Cash Flow equals cash provided by continuing operating activities less capital spending from continuing operations. $ Millions Three months ended March 31 2011 2010 Net earnings $76 $94 Less: Loss (earnings) from disc. operations 1 (3) Earnings from continuing operations 77 91 Non-cash charges: Depreciation and amortization 114 98 Restructuring and asset impairment 8 - All other non-cash charges 34 48 Payments and other reconciling items: Asbestos-related payments (33) (34) Restructuring payments (4) (19) Change in components of working capital (239) (144) Change in non-current assets and liabilities (42) (24) Cash provided by (utilized in) continuing operating activities (85) 16 Additions to PP&E for continuing operations (73) (96) Free Cash Flow (1) $(158) $(80)